UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 24, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant hereby files this amendment to its previous current report on Form 8-K to add the disclosure under Item 8.01 which was inadvertently omitted from the original filing.  No other changes or amendments are being made to the original filing.

Item 3.03. Material Modification to Rights of Security Holders.

On August 24, 2012, Texas Rare Earth Resources Corp. (the “Registrant”) changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated August 24, 2012 (the “Plan of Conversion”).  The Reincorporation was accomplished by filing (i)  Nevada articles of conversion with the Secretary of State of the State of Nevada, (ii) a certificate of conversion (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware.  In connection with the Reincorporation, the Registrant’s board of directors adopted new bylaws in the form attached to the Plan of Conversion (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Registrant’s stockholders at a special meeting of the stockholders of the Registrant held on April 25, 2012.  Upon the effectiveness of the Reincorporation:

•
the Registrant’s affairs ceased being governed by Nevada corporation laws, the Registrant’s existing articles of incorporation and the Registrant’s existing bylaws and became subject to Delaware corporation laws, the Delaware Certificate of Incorporation and the Delaware Bylaws;

•
the Registrant as a Delaware corporation after the Reincorporation (“TRER Delaware”) (i) is deemed to be the same entity as the Registrant as a Nevada corporation before the Reincorporation (“TRER Nevada”) for all purposes under the laws of Delaware, (ii) continues to have all of the rights, privileges and powers of TRER Nevada, (iii) continues to possess all of the properties of TRER Nevada and (iv) continues to have all of the debts, liabilities and obligations of TRER Nevada;

•
each outstanding (i) share of  TRER Nevada common stock, $0.01 par value per share shall convert to an outstanding share of TRER Delaware common stock, $0.01 par value per share, (ii) option to acquire shares of TRER Nevada common stock shall convert to an equivalent option to acquire shares of TRER Delaware common stock, (iii) warrant or other right to acquire shares of TRER Nevada common stock shall convert to an equivalent warrant or other right to acquire shares of TRER Delaware common stock and (iv) each certificate representing shares of TRER Nevada common stock shall convert to an equivalent certificate representing shares of TRER Delaware common stock;

•	each employee benefit plan, stock option plan and other equity-based plans of TRER Nevada continues to be an employee benefit plan, stock option plan and other equity-based plans of TRER Delaware; and

•	each director and officer of TRER Nevada continues to hold their respective offices with TRER Delaware.

The foregoing description of the Reincorporation and the Plan of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.  A more detailed description of the Plan of Conversion, and the effects of the Reincorporation, is set forth in Proposal No. 1 of the Registrant’s proxy statement (the “Registrant’s Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April  6, 2012, which description is incorporated in its entirety herein by reference. The Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws are also filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, and incorporated herein by reference.

No action will be required on the part of the Registrant’s stockholders to receive shares of TRER Delaware upon completion of the Reincorporation.   Pursuant to the Plan of Conversion, the issued and outstanding shares of common stock of the Registrant will automatically be converted into shares of common stock of TRER Delaware and certificates representing shares of common stock of the Registrant will automatically be deemed to represent shares of common stock of TRER Delaware.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As disclosed in Item 3.03 above, effective August  24, 2012, the Registrant changed its state of incorporation from Nevada to Delaware pursuant to the Plan of Conversion. As of that date, the rights of the Registrant’s stockholders  began to be governed by Delaware corporation laws, the Delaware Certificate of Incorporation and the Delaware Bylaws adopted pursuant to the Plan of Conversion.  The Delaware Certificate of Incorporation and the Delaware Bylaws are filed herewith as Exhibits 3.2 and 3.3, respectively, and incorporated herein by reference. Certain rights of the Registrant’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Delaware Certificate of Incorporation and Delaware Bylaws, and the changes in rights of the Registrant’s stockholders as a result of the Reincorporation, is set forth in Proposal No. 1 of the Registrant’s Proxy Statement filed with the SEC on April 6, 2012, which description is incorporated in its entirety herein by reference.

Item 8.01 Other Events

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of TRER Delaware are deemed registered under Section 12(g) of the Exchange Act and TRER Delaware has succeeded to TRER Nevada’s attributes as the registrant with respect thereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
2.1*	Plan of Conversion, dated August 24, 2012
3.1*	Delaware Certificate of Conversion
3.2*	Delaware Certificate of Incorporation
3.3*	Delaware Bylaws

* Previously filed with the Registrant’s Current Report on Form 8-K as filed on August 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: April 24, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1*	Plan of Conversion, dated August 24, 2012
3.1*	Delaware Certificate of Conversion
3.2*	Delaware Certificate of Incorporation
3.3*	Delaware Bylaws

* Previously filed with the Registrant’s Current Report on Form 8-K as filed on August 29, 2012.